                                                                    EXHIBIT 10.4

                                ESCROW AGREEMENT

Wells Fargo Bank, N.A.
Corporate Trust Services Mail Code MAC S4101-22E
100 W. Washington Street, 22nd Floor
Phoenix, Arizona 85003

     Re: Cole Credit Property Trust II, Inc.

Ladies and Gentlemen:

COLE CREDIT PROPERTY TRUST II, INC., a Maryland corporation (the "Company"), will issue in a public offering (the "Offering") shares of its common stock (the "Stock") pursuant to a registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission. Cole Capital Corporation, an Arizona corporation (the "Dealer Manager"), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement to set forth the terms on which Wells Fargo Bank, N.A. (the "Escrow Agent"), will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) in the case of subscriptions received from all nonaffiliates of the Company, the Company has received subscriptions for Stock resulting in a total of 250,000 shares of common stock sold in the offering (the "Required Capital"); and (ii) in the case of subscriptions received from residents of Pennsylvania ("Pennsylvania Subscribers"), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $25,000,000 (the "Pennsylvania Required Capital").

The Company hereby appoints Wells Fargo Bank, N.A. as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

1. Until such time as the Company has received subscriptions for Stock resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Stock (the "Subscribers") will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter "instruments of payment") payable to the order of "Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II, Inc." (after subscriptions are received resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Dealer Manager). Any checks, drafts or money orders received made payable to a party other than the Escrow Agent (or after the Required Capital is received, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the soliciting dealer who submitted the check, draft or money order. Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will (a) send to the Escrow Agent: each Subscriber's name, address, executed IRS Form W-9, number of shares purchased, and purchase price remitted, and (b) Escrow Agent will deposit the instruments of payment from such Subscribers (the "Subscription Materials"), into an interest-bearing deposit account entitled "Escrow Account for the Benefit of Subscribers for Common Stock of Cole Credit Property Trust II, Inc." (the "Escrow Account"), which deposit shall occur within one (1) business day after the Dealer Manager's receipt of all the Subscription Materials, until such Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from Pennsylvania Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "Escrow Account for the Benefit of Pennsylvania Subscribers" (the "Pennsylvania Escrow Account"), until such Pennsylvania

Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account and the Pennsylvania Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the Escrow Account or the Pennsylvania Escrow Account, as applicable. Deposits shall be held in the Escrow Account or the Pennsylvania Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. Prior to disbursement of the funds deposited in the Escrow Account or the Pennsylvania Escrow Account, such funds shall not be subject to claims by creditors of the Company or the Dealer Manager or any of their affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from Pennsylvania Subscribers, the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account or the Pennsylvania Escrow Account, as applicable in the amount of such returned payment as well as any interest earned on the amount of such payment.

3. (a) (i) Subject to the provisions of subparagraphs 3(b)-3(f) below, once the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Stock that are not to be deposited in the Pennsylvania Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers shall be forwarded directly to the Company. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or cash equivalent.

          (ii) regardless of any release of funds from the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from Pennsylvania Subscribers for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Within five days, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from Pennsylvania Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

     (b) Within four business days of the close of business on the date that is one year following commencement of the Offering (the "Expiration Date"), the Escrow Agent shall promptly notify the Company if it is not in receipt of evidence of Subscription Materials accepted on or before the Expiration Date, and instruments of payment dated not later than that the Expiration Date, for the purchase of at least the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). At

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such time, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account and the Pennsylvania Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c)), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. Notwithstanding the above, in the event the Escrow Agent has not received an executed IRS Form W-9 at such time for each Subscriber, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to each Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

     (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the "Initial Escrow Period"), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit A. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the "Request Period"), the Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. Notwithstanding the above, if the Escrow Agent has not received an executed IRS Form W-9 is for such Pennsylvania Subscriber, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Subscriber. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

     (d) The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total purchase proceeds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

     (e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber's check to the rejected Subscriber after such funds have been

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collected. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

     (f) At any time after funds are disbursed upon the Company's acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth (10th) day following the date of such acceptance, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers; provided that the Escrow Agent is in possession of such Subscriber's executed IRS Form W-9. In the event an executed IRS Form W-9 is not received for each Subscriber the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments. The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber's funds have been held in escrow by the Escrow Agent for at least 35 days; interest, if any, earned on accepted subscription proceeds of Subscribers' funds held less than 35 days will be payable to the Company.

     In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account or the Pennsylvania Escrow Account, as applicable, in accordance with paragraph 2 hereof.

4. The Escrow Agent shall provide to the Company weekly statements (or more frequently as reasonably requested by the Company) on the account balance in each of the Escrow Account and the Pennsylvania Escrow Account, and the activity in such accounts since the last report.

5. Prior to the disbursement of funds deposited in the Escrow Account or the Pennsylvania Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account or the Pennsylvania Escrow Account, as applicable, in the "Short-Term Investments" specified below at the written direction of the Company, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates.

     "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit B hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.

The following securities are not permissible investments:

     (a)  money market funds;

     (b)  corporate equity or debt securities;

     (c)  repurchase agreements;

     (d)  bankers' acceptances;

     (e)  commercial paper; and

     (f)  municipal securities.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

6. The Escrow Agent is entitled to rely upon written instructions received from the Company, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent's opinion, any instructions from the Company are unclear, the Escrow Agent may request clarification from the Company prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company's legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company.

7. If the Offering terminates prior to receipt of the Required Capital, or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income"), or the Pennsylvania Escrow Account (the "Pennsylvania Escrow Income"), as applicable, shall be remitted to Subscribers, or to the Company if the applicable Subscriber's funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3 and without any deductions for escrow expenses. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income and Pennsylvania Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after receiving the Required Capital then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3(d).

8. The Escrow Agent shall receive compensation from the Company as set forth in Exhibit C attached hereto.

9. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful misconduct, breach of trust, or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to any action taken or omitted
(a) in good faith upon advice of the Escrow Agent's counsel given with respect to any questions relating to the Escrow Agent duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

10. The Company hereby agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on or incurred by the Escrow Agent in connection with acceptance of appointment as the Escrow Agent hereunder, or the performance of the duties hereunder, including any

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litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities, and expenses result from willful misconduct, breach of trust, or gross negligence.

11. In the event of a dispute between the parties hereto sufficient in the Escrow Agent's discretion to justify doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as deemed appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to the duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court, as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.

12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

     (a)  if to the Company:

          Cole Credit Property Trust II, Inc.
          2555 E. Camelback Road, Suite 400
          Phoenix, Arizona 85016
          Fax: (602) 778-8780
          Attention: Blair D. Koblenz

     (b)  if to the Dealer Manager:

          Cole Capital Corporation
          2555 E. Camelback Road, Suite 400
          Phoenix, Arizona 85016
          Fax: (602) 778-8780
          Attention: Blair D. Koblenz

     (c)  if to the Escrow Agent:

          Wells Fargo Bank, N.A.
          Corporate Trust Services, Mail Code MAC S4101-22E
          100 W. Washington Street, 22nd Floor
          Phoenix, Arizona 85003
          Fax: (602) 378-2333
          Attention: Brenda D. Black

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13. This Agreement shall be governed by the laws of the State of Arizona as to both interpretation and performance without regard to the conflict of laws rules thereof.

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14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

15. The Company and the Dealer Manager hereby acknowledge that Wells Fargo Bank, N.A. is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Stock or the Company, nor shall they use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that is has agreed to serve as Escrow Agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. Except as otherwise required for subscription funds received from Pennsylvania Subscribers as provided herein, in the event that the Dealer Manager receives instruments of payment after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, the Escrow Agent is hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account or to forward such funds directly to the Company, in either case directed by the Company shall be a full acquittance to the Escrow Agent, who shall not be responsible for the application of said funds thereafter.

18. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

20. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

21. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account and the Pennsylvania Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account and the Pennsylvania Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

22. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions. The Escrow Agent shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check prior to depositing the check in the Escrow Account or the Pennsylvania Escrow Account and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent may perform such OFAC search.

23. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

25. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

                            [Signature page follows]

Agreed to as of the ___ day of _________, 200__.

                                        COLE CREDIT PROPERTY TRUST II, INC.


                                        By:
                                            ------------------------------------
                                           Christopher H. Cole
                                           Chief Executive Officer and President


                                        COLE CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                           Blair D. Koblenz
                                           President

The terms and conditions contained above are hereby accepted and agreed to by:

WELLS FARGO BANK, N.A. AS ESCROW AGENT


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                  [Form of Notice to Pennsylvania Subscribers]

You have tendered a subscription to purchase shares of common stock of Cole Credit Property Trust II, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $25,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, Wells Fargo Bank, N.A., at Corporate Trust Services Mail Code MAC S4101-22E, 100 W. Washington Street, 22nd Floor, Phoenix, Arizona 85003.

I hereby terminate my prior subscription to purchase shares of common stock of Cole Credit Property Trust II, Inc. and request the return of my subscription funds. I certify to Cole Credit Property Trust II, Inc. that I am a resident of Pennsylvania.


                                        Signature:
                                                   -----------------------------

                                        Name:
                                              ----------------------------------
                                                        (please print)

                                        Date:
                                              ----------------------------------

Please send the subscription refund to:

---------------------------------------

---------------------------------------

---------------------------------------

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
                                    EXHIBIT B

                         PERMISSIBLE ESCROW INVESTMENTS

(i)  Bank accounts;

(ii) Bank money-market accounts;

(iii) Short time certificates of deposit issued by a bank; and

(iv) Short-term securities issued or guaranteed by the U.S. government

                                    EXHIBIT C

                            ESCROW AGENT COMPENSATION

                                [TO BE PROVIDED]